SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GUGGENHEIM CREDIT ALLOCATION FUND
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization) 2455 Corporate West Drive Lisle, Illinois (Address of Principal Executive Offices)	46-2533885 (IRS Employer Identification Number 60532 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:   333-182157

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares of Beneficial Interest	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                      Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Capital Structure” in the Registrant’s Registration Statement on Form N-2 (Nos. 333-182157 and 811-22715) as filed electronically with the Securities and Exchange Commission (the “Commission”) on June 15, 2012 (Accession No. 0001341004-12-000900 ) (“Registration Statement on Form N-2”), as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on March 11, 2013 (Accession No. 0000891804-13-000364), Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on April 16, 2013 (Accession No. 0000891804-13-000536), Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2, as filed with the Commission on May 23, 2013 (Accession No. 0000891804-13-000726), and Pre-Effective Amendment No. 4 to the Registration Statement on Form N-2, as filed with the Commission on May 30, 2013 (Accession No. 0000891804-13-00073).

Item 2.                      Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GUGGENHEIM CREDIT ALLOCATION FUND

By:       /s/ Donald C. Cacciapaglia
Name:  Donald C. Cacciapaglia
Title:    Chief Executive Officer

Date: June 6, 2013
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